Exhibit 99.2

For further information contact:

Richard J. Freer, Ph.D.

Chairman & COO

Commonwealth Biotechnologies, Inc.

804-648-3820

Commonwealth Biotechnologies, Inc. Announces Signing of Stock

Purchase Agreement to Acquire Mimotopes Pty Ltd

Acquisition seen as the initial step in a strategic re-positioning of the company aimed at driving growth and increasing shareholder value

RICHMOND, VIRGINIA (November 27, 2006) – Commonwealth Biotechnologies, Inc. (“CBI”) (Nasdaq Capital Market: CBTE), a life sciences contract research organization and biotechnology company, announced today that the Board of Directors of CBI has unanimously approved and the company has executed a Stock Purchase Agreement to acquire all of the outstanding capital stock of Mimotopes Pty Ltd (“Mimotopes”). Mimotopes, which is based in Melbourne, Australia, is a wholly-owned subsidiary of PharmAust Chemistry Ltd. (“Chemistry”). Chemistry, in turn, is a wholly-owned subsidiary of PharmAust Limited (“PAA”), a company traded on the Australia Stock Exchange. As consideration for the transaction, CBI will issue 2,150,000 shares of CBI common stock to Chemistry. As a result, PAA, through Chemistry, will hold a 39.5% equity position in CBI. CBI has obtained an initial, independent, third party fairness opinion of this transaction, which deemed the transaction to be fair from a financial point of view to the shareholders of CBI. An updated fairness opinion will be provided prior to closing. Closing of the transaction is also subject to shareholder approval.

Mimotopes is focused on the fast-growing market for research grade peptides and peptide therapeutics, a market estimated to grow at 40% per year over the next several years. Currently, peptide technologies make up about 3% of CBI’s revenues. The acquisition of Mimotopes would represent an immediate boost in this revenue line, potentially making peptide technologies the source of 30% of CBI’s revenues. If completed, this transaction will represent the single largest growth transaction in CBI’s 15-year history.

In addition to top line revenues, CBI will also acquire a seasoned sales team well versed in selling services to the pharmaceutical and biotech industry. Mimotopes currently has U.S. based sales offices in San Diego, CA, Raleigh, NC, and Minneapolis, MN as well as offices in Europe (UK) and Asia (Melbourne). In addition to long-standing client relationships built over its nearly 20 year history, Mimotopes also brings to the table key partnerships with two major biotech and pharmaceutical entities, Invitrogen Corporation and Genzyme Pharmaceuticals, partnerships which CBI expects to foster and expand. CBI also expects new market opportunities in Australia and the Pacific Rim to result from this acquisition.

The rapidly growing market for drug discovery outsourcing services is expected to increase by approximately 15% to reach $7 billion by 2009. CBI believes that upon completion of this transaction, CBI will be well positioned to increase its market share in this large and growing market. By focusing on driving growth and shareholder value through increased revenues and earnings, CBI expects to improve market awareness and understanding of CBI to facilitate a re-rating in the stock towards industry standards.

“While the enhanced revenue, expanded sales force, and new market opportunities are easy to understand as fundamental reasons to consummate this acquisition, there are a number of less obvious, but highly compelling, reasons why this is an outstanding opportunity for CBI. We will be acquiring a solid company, highly regarded in the industry, and led by an outstanding executive team. Paul D’Sylva, Ph.D., the Managing Director of Mimotopes will bring to the combined entity an exceptional skill set in business and finance that will complement the senior management of CBI whose strength is the development of new technologies and the delivery of high quality science. Post-transaction, Dr. D’Sylva will become Chief Executive Officer (CEO) of the combined entity. Dr. Robert B. Harris will continue on as President and will continue to oversee all aspects of CBI operations. The ultimate goal of this transaction is the development of a vertically-integrated biotech services company to continue providing high quality and innovative services in support of all aspects of the drug discovery and drug development process,” said Richard J. Freer, Ph.D., Chairman of the Board and Chief Operating Officer of CBI.

“The Mimotopes’ client base and sales efforts are almost exclusively in the commercial sector, a market segment that CBI management is focused on developing as a key building block for the company’s long-term growth strategy. This acquisition will enhance the already ongoing emphasis on commercial sector growth most recently underscored by the hiring of Joe Chimera, Ph.D. as CBI’s Senior Vice President of Sales, Marketing, and Business Development,” Freer added.

Dr. Paul D’Sylva, Managing Director of PAA, said “The sale of Mimotopes to CBI will bring Mimotopes closer to its key clients and partners and facilitate its continued expansion in the USA. Mimotopes and CBI offer complimentary drug discovery products and services, which when combined will deliver measurable revenue and cost synergies and create a stronger, more profitable business.”

Dr. D’Sylva added that he was “looking forward to the challenge of leading the merged Company as CEO and would position CBI for growth in the global market for drug discovery outsourcing services.”

About CBI

Founded in 1992, CBI is located at 601 Biotech Drive, Richmond, VA 23235 (1-800-735-9224). The company occupied its 32,000 square foot facility in December, 1999. CBI has provided comprehensive research and development services to more than 2,500 private, government, and academic customers in the global biotechnology industry. For more information, visit CBI on the web at www.cbi-biotech.com.

About PAA

PAA, headquartered in Nedlands, Australia and an Australian Stock Exchange listed company, is a vertically integrated pharmaceutical group of companies involved in a range of activities from contract drug discovery and development to manufacturing, sales and marketing of healthcare and pharmaceutical products. Mimotopes, one of PAA’s three operating subsidiaries, provides specialized pre-clinical peptide synthesis and development services to the healthcare and pharmaceutical products industries. PAA wholly owns three operating subsidiary companies:

•	PharmAust Manufacturing Pty Ltd manufactures and markets therapeutic and non-therapeutic pharmaceutical products for Australian and overseas markets.

•	Epichem Pty Ltd provides contract chemistry services alongside its own intellectual property generating research activities.

•	Mimotopes Pty Ltd provides products and services in discovery chemistry to the global pharmaceutical and biotechnology industries.

Forward Looking Statements

This announcement contains forward-looking statements regarding the acquisition of Mimotopes by CBI. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

•	the timing of the closing, if any, of the transaction;

•	CBI’s ability to obtain shareholder approval of this transaction;

•	CBI’s ability to negotiate mutually acceptable employment arrangements with key employees of Mimotopes, including Dr. D’Sylva;

•	CBI’s ability to use Mimotopes to enhance shareholder value;

•	CBI’s ability to use Mimotopes to generate earnings or revenues upon closing of the transaction;

•	CBI’s ability to effectively utilize Mimotopes’ existing sales force upon closing of the transaction; and

•	CBI’s ability to access new market opportunities in Australia and the Pacific Rim upon closing of the transaction.

More information about potential factors that could affect CBI’s business and financial results is included in CBI’s Annual Report on Form 10-KSB for the year ended December 31, 2005, CBI’s Quarterly Reports on Form 10-QSB, and current reports on Form 8-K. All forward-looking statements are based on information available to CBI on the date hereof, and CBI assumes no obligation to update such statements.